                                                                      EXHIBIT 21






                           SUBSIDIARIES OF REGISTRANT



                                                    STATE OR OTHER                NAME UNDER
                                                    JURISDICTION OF             WHICH BUSINESS
                   NAME                             INCORPORATION                 IS CONDUCTED
                   ----                             ---------------             --------------

CareAdvantage Health Systems, Inc.                   Delaware          CareAdvantage Health Systems, Inc.

Contemporary HealthCare                              New Jersey        Contemporary HealthCare
Management, Inc.                                                       Management, Inc.